Exhibit 4.2

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of January 6, 2021, by and among Roblox Corporation, a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor.”

RECITALS

WHEREAS, the Company and certain of the Investors are entering into a Series H Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company shall sell to such Investors and such Investors shall purchase from the Company shares of the Company’s Series H Preferred Stock. A condition to the Investors’ obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors (i) certain rights to register shares of Common Stock issuable upon conversion of the Series H Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) certain rights of first refusal with respect to future issuances of the Company’s securities.

WHEREAS, certain of the Investors hold shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Common Stock issued upon conversion thereof (the “Existing Investors”) and possess certain registration rights, information rights, and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of February 27, 2020, among the Company and such Existing Investors, as amended by the Company and the Existing Investors on November 25, 2020 (the “Prior Rights Agreement”).

WHEREAS, the Company and the Existing Investors desire to amend and restate the Prior Rights Agreement in its entirety.

WHEREAS, it is a further condition to the closing of the sale of the Series H Preferred Stock pursuant to the Purchase Agreement that the Existing Investors holding at least a majority of the Registrable Securities (as defined below) execute and deliver this Agreement and agree that this Agreement will amend and restate the Prior Rights Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Existing Investors hereby agree that the Prior Rights Agreement shall be superseded and replaced in its entirety by this Agreement, and the Company and the Investors hereby agree as follows:

AGREEMENT

The parties hereby agree as follows:

1.    Registration Rights. The Company and the Investors covenant and agree as follows:

1.1    Definitions. For purposes of this Agreement:

(a)    “Common Stock” means the Class A common stock and Class B common stock of the Company.

(b)    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

(c)    The term “Registrable Securities” means (i) Common Stock held by an Investor, (ii) shares of Common Stock issuable or issued upon conversion of the Preferred Stock, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof and (iii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(d)    Subject to Section 1.1(c)(ii), the term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(e)    The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Securities Exchange Act of 1934;

(f)    The term “Preferred Stock” means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock , Series G Preferred Stock and Series H Preferred Stock of the Company;

(g)    The term “Qualified Public Offering” has the meaning set forth in the Restated Certificate;

(h)    The term “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time; and

(i)    The term “SEC” means the Securities and Exchange Commission.

1.2    Requested Registration.

(a)    Subject to the conditions set forth in this Section 1.2, if the Company shall receive from any Holder or Holders of not less than fifty percent (50%) of the Registrable Securities a written request that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Holder or Holders), the Company will:

(1)    promptly give written notice of the proposed registration to all other Holders; and

(2)    as soon as practicable, file as expeditiously as reasonably possible, and in any event no later than ninety (90) days following the receipt of such written request, and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all of such Registrable Securities as are specified in such request, together with all of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b)    Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

(1)    Prior to the earlier of one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering a Qualified Public Offering (as defined in the Restated Certificate);

(2)    If the Holder or Holders of not less than fifty percent (50%) of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $20,000,000;

(3)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(4)    After the Company has initiated two such registrations pursuant to this Section 1.2 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) withdrawn registrations);

(5)    During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(6)    If the Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 1.4;

(7)    If the Holders do not request that such offering be firmly underwritten by underwriters selected by the Holders (subject to the consent of the Company); or

(8)    If the Company and the Holders are unable to obtain the commitment of the underwriter described in clause (b)(7) above to firmly underwrite the offer.

(c)    Deferral. If (i) in the good faith judgment of the board of directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the board of directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 1.2(b)(5) above) the Company shall have the right to defer such filing for a period of not more than one hundred ninety (190) days after receipt of the request of the Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice for an aggregate one hundred ninety (190) day period in any twelve-month period; and provided further, that the Company shall not register any securities for the account of itself or any other shareholder during any such one hundred ninety (190) day period (other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, or a registration relating to a corporate reorganization or other Rule 145 transaction).

(d)    Underwriting. Unless the Registrable Securities may be registered by the Company on Form S-3, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 1 (including Section 1.13). The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority-in-interest of the Holders, which underwriters are reasonably acceptable to the Company.

Notwithstanding any other provision of this Section 1.2, if the underwriters advise the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners, members, former members and stockholders of such holder, or the estates and family members of any such partners and retired partners, members and former members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2, then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

(e)    Direct Listing. Notwithstanding any other provision of this Section 1.2, if the Company undertakes the registration of shares of its existing capital stock pursuant to an effective registration statement filed under the Securities Act which constitutes a Qualified Public Offering pursuant to Article IV, Section (4)(b)(i)(B) of the Restated Certificate, the Company will promptly cause to be registered for resale under the Securities Act that number of Registrable Securities for which Rule 144 or another similar exemption under the Securities Act is not available at the time of such registration (provided that if the Company does not register all Registrable Securities held by Holders who are deemed affiliates for purposes of Rule 144, the percentage of Registrable Securities that shall be registered on behalf of such affiliates shall be consistent with respect to all such affiliates), and to use its commercially reasonable efforts to keep such registration statement effective for one hundred eighty (180) days, or such lesser period of time until Rule 144 or another similar exemption under the Securities Act is available for the sale of such shares without registration. Notwithstanding the foregoing and in addition to resales, such registration statement will provide for each Holder’s ability to distribute securities to affiliates, managers, members, partners, equity holders, and/or other interest holders.

1.3    Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of a Holder given within ten (10) days after mailing of such notice by the Company in accordance with Section 4.4, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4    Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than fifty percent (50%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 (or any similar form) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)    as soon as practicable, and in any event no later than forty-five (45) days following the receipt of such written request, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 (or any similar form) is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 (or any similar form) registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement for a Qualified Public Offering.

1.5    Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred eighty (180) days.

(c)    Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)    To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 1.4, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement.

(e)    Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;.

(h)    Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(i)    If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 1.4 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

(j)    If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement, (ii) the registration rights of the applicable Holders have not terminated and (iii) the Company is eligible at such time to file a shelf registration statement on Form S-3, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

(k)    Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(l)    Use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.6    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.4(b)(2), whichever is applicable.

1.7    Expenses of Registration.

(a)    Requested Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them (such fees and disbursements not to exceed $50,000 for any registered offering), which approval shall not be unreasonably withheld, shall be borne by the Company.

(b)    Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them (such fees and disbursements not to exceed $50,000 for any registered offering), which approval shall not be unreasonably withheld, shall be borne by the Company.

(c)    Registration on Form S-3. All expenses other than underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them (such fees and disbursements not to exceed $50,000 for any registered offering), which approval shall not be unreasonably withheld, shall be borne by the Company.

1.8    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the first underwritten public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners, members, former members, and stockholders of such holder, or the estates and family members of any such partners and retired partners, members and former members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officer and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, each of its partners, officers and directors, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities

(or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)    If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11    Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)    take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 above may be assigned (but only with all related obligations) by a Holder to a transferee or assignee that (i) is an Affiliate (as defined in Section 3.1(d)) of a Holder or (ii) after such transfer, holds at least 6,000,000 shares of such securities (as may be adjusted from time to time for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like) (or all of the Holders’ Registrable Securities, if less), provided the Company is, within a reasonable time frame after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13    Amendment of Registration Rights. Any provision of this Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 1.13 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 1, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

1.14    Lock-Up Agreement.

(a)    Lock-Up Period; Agreement. In connection with the first underwritten public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration or acquired thereafter in open market transactions) without the prior written consent of the Company or such underwriters, as the case may be, for a period of up to one hundred eighty (180) day period commencing upon the effective date of such registration, or, if the Company is not an “Emerging Growth Company” as defined under the Jumpstart Our Business Startups (JOBS) Act of 2012 at the time of its first underwritten public offering, such other period, not to exceed twenty (20) days, as may be requested by the Company or such managing underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto, and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s first underwritten public offering.

(b)    Limitations. The obligations described in Section 1.14(a) shall apply only to the Company’s first underwritten public offering and only if all officers, directors and one-percent security holders of the Company enter into similar agreements. The obligations described in Section 1.14(a) shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

(c)    Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d)    Transferees Bound. Each Holder agrees that it will not transfer securities of the Company prior to the end of such lock-up period unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

1.15    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in Section 1.3 or Section 1.4 after the earliest of (i) five years following the consummation of a Qualified Public Offering, (ii) such time as the Company is traded on a securities exchange or the Nasdaq Stock Market and Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, (iii) upon termination of the entire Agreement upon a change in control of the Company, as provided in Section 4.1, or (iv) upon the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

1.16    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce (except on a pro rata basis with such securities) the amount of the Registrable Securities of the Holders which is included.

2.    Covenants of the Company.

2.1    Delivery of Financial Statements. The Company shall deliver to (i) (A) each Holder of at least 10,000,000 shares of Registrable Securities (as may be adjusted from time to time for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like) and (B) Altimeter Partners Fund, L.P., provided that such Holder (together with its Affiliates) continue to hold at least 2,777,777 shares of the originally purchase Series H Preferred Stock or Class A common stock issued upon conversion (as may be adjusted from time to time for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like) and Robot DF Holdings, LP, provided that such Holder (together with its Affiliates) continue to hold at least 1,666,666 shares of the originally purchase Series H Preferred Stock or Class A common stock issued upon conversion (as may be adjusted from time to time for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like) (each specified in clause (A) and (B) hereof, a “Significant Holder”), and (ii) Warner Music Inc. (with respect to Sections 2.1(a), 2.1(b) and 2.1(d) only), provided, however, that neither TCH Scarlet Limited nor any of its Affiliates (as defined below) shall be considered a Significant Holder irrespective of their ownership of shares of Registrable Securities for purposes of this Section 2.1 and Section 2.2:

(a)    as soon as practicable, but in any event not later than one hundred eighty (180) days after the end of a fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, each prepared in accordance with U.S. generally accepted accounting principles consistently applied, audited and certified by independent public accountants of recognized national standing selected by the Company;

(b)    as soon as practicable, but in any event not later than (i) forty five (45) days after the end of a specified one of the first three quarters of a fiscal year of the Company or (ii) upon the request of a Significant Holder, a profit or loss statement, a statement of cash flows for such fiscal quarter and a balance sheet as of the end of such fiscal quarter;

(c)    within five (5) days of its approval by the Board of Directors of the Company, an operating plan for such fiscal year;

(d)    Promptly following written request by a Significant Holder, a detailed capitalization table of the Company, including the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock (which, to the extent applicable, shall include the face amount, issue date, maturity date, interest rate, conversion discount, change of control premium and valuation cap) outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock, including issued stock options and stock options reserved for issuance, if any, all in sufficient detail for such Significant Holder to calculate its percentage equity ownership in the Company; and

(e)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Significant Holder may from time to time reasonably request (including, but not limited to, full reports of independent third-party valuation firms for purposes of compliance with Section 409A of the Internal Revenue Code and summary and detailed capitalization reports); provided, however, that the Company shall not be obligated under this Section 2.1(e) to provide information (a) that the Board of Directors reasonably determines in good faith to be a trade secret or classified information or (b) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries; provided, however, that in no event shall any Holder that is a Foreign Investor (as defined in the Purchase Agreement) be permitted to obtain information pursuant to this Section 2.1 that would constitute “material nonpublic technical information” (as defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, including any implementing regulations (the “DPA”)) except to the extent such Foreign Investor already had rights to access such information prior to the date of this Agreement.

2.2    Inspection. The Company shall permit each Significant Holder (except for Significant Holders reasonably deemed by Board of Directors of the Company to be a competitor of the Company, provided that, a Holder that is a venture capital fund, institutional investor or charitable trust shall not be determined a competitor solely as a result of its investment in other companies), at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 with respect to a competitor of the Company or with respect to information (a) that the Board of Directors reasonably determines in good faith to be a trade secret or classified information or (b) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; provided, further, that in no event shall any Holder that is a Foreign Investor (as defined in the Purchase Agreement) be permitted to obtain information pursuant to this Section 2.2 that would constitute “material nonpublic technical information” (as defined in the DPA) except to the extent such Foreign Investor already had rights to access such information prior to the date of this Agreement.

2.3    409A Valuation. The Company shall obtain a third party valuation of its Common Stock for the purposes of Section 409A of the Internal Revenue Code as required and in any event no less than once per annum.

2.4    Real Property Holding Company. Promptly following (and in any event within ten (10) days after receipt of) written request by an Investor, the Company shall provide such Investor with a written statement informing such Investor whether such Investor’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no Preferred Stock then outstanding.

2.5    Termination of Covenants. The covenants set forth in Sections 2.1 through Section 2.3 shall terminate as to each Holder and be of no further force or effect on the earliest of (i) immediately prior to the consummation of a Qualified Public Offering, or (ii) upon termination of the entire Agreement upon a change in control of the Company, as provided in Section 4.1, (iii) when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act or (iv) upon a liquidation, dissolution or winding up of the Company.

3.    Right of First Refusal.

3.1    Right of First Refusal to Significant Holders. The Company hereby grants to each Significant Holder, the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 3.1) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, held by all of the Significant Holders). This right of first refusal shall be subject to the following provisions:

(a)    “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include the issuances or deemed issuances excluded from the definition of “Additional Stock” pursuant to Article IV, Section 4(d)(i)(B) of the Restated Certificate.

(b)    In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have ten (10) days after any such notice is given or delivered to agree to purchase such Significant Holder’s pro rata share of such New Securities, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c)    In the event the Significant Holders fail to exercise fully the right of first refusal within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 3.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 3.1. In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 3.1.

(d)    Each Significant Holder shall be entitled to assign or apportion its right of first refusal among its Affiliates (as defined below) who have agreed to be bound by the terms of this Agreement in such proportions as it deems appropriate; provided that, for the purposes of this Section 3, any Significant Holder who has made any such assignment or apportionment shall be deemed to act as the agent of all of its Affiliates to whom such assignment or apportionment has been made and any notice delivered to, or received from, any such Significant Holder shall be deemed to have been delivered to, or received from, all such Affiliates. For purposes hereof, the term “Affiliate” shall mean (a) a parent, subsidiary or other affiliate of the Holder, if the Holder is a corporation, (b) any of the Holder’s partners, members or other equity owners, or retired partners, former members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, former members or other equity owners, or (c) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company or advisory company with, the Holder.

(e)    The right of first refusal granted under this Agreement shall expire upon the Company’s Qualified Public Offering.

(f)    Consistent with Section 4.12 and notwithstanding anything in this Section 3.1, in no event shall any Significant Holder that is a Foreign Investor (as defined in the Purchase Agreement) be permitted to purchase any amount of new securities that would grant such Foreign Investor or purchaser an equity interest in excess of 9.9% of total outstanding voting securities in the Company.

4.    Miscellaneous.

4.1    Termination of Entire Agreement Upon Change of Control. This Agreement shall terminate, and have no further force and effect, when the Company shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge with or into or consolidate with any other corporation (other than a wholly-owned subsidiary) or effect any other transaction or series of related transactions (other than equity financing transactions for the purpose of raising capital) in which the stockholders of the Company immediately preceding the transaction or series of related transactions hold, after the transaction or series of related transactions, less than 50% of the voting power of the resulting corporation or entity and less than 50% of the voting power of its ultimate corporate parent, if applicable, provided that this Agreement shall not be terminated following a merger effected solely for the purpose of changing the domicile of the Company.

4.2    Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3    Amendments and Waivers. Except as provided in Section 4.10, any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided, that, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion; provided further that, notwithstanding any waiver of Section 3 in connection with the issuance of New Securities, in the event any Significant Holder actually purchases any New Securities in any such issuance of New Securities by the Company, then each Significant Holder shall be permitted to participate in such offering on a pro rata basis (based on the level of participation of the Significant Holders purchasing the largest portion of such Significant Holder’s pro rata share), in accordance with the other provisions (including notice and election periods) set forth in Section 3. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the

Company. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver provided, however, that Investors purchasing shares of Series H Preferred Stock in a Closing after the Initial Closing (each as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other party. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. The Prior Rights Agreement is hereby amended and restated in its entirety upon the execution and delivery of this Agreement by the Company and the holders of a majority of the Registrable Securities.

4.4    Notices. Unless otherwise provided, all notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by courier (including a recognized overnight delivery service), or by facsimile addressed (a) if to an Investor, at such Investor’s address set forth in Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company, one copy shall be sent to 970 Park Place, San Mateo, CA 94403; Attn: Mark Reinstra, with a second copy to Michael Coke, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304; fax: 650-493-9300. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by courier or sent by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

4.5    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

4.6    Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

4.7    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of manual signatures, if delivered, shall be effective and binding as original manual signatures.

4.8    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.9    Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.10    Additional Parties. The Investors agree that, upon delivery of counterpart signature pages to this Agreement, any additional persons who become “Investors” pursuant to the Purchase Agreement shall become “Investors” and “Holders” under this Agreement without further action by any other Investor.

4.11    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

4.12    Foreign Investors. Notwithstanding anything to the contrary set forth herein, no Foreign Investor (as defined in the Purchase Agreement), shall obtain any of the following rights (to the extent such Foreign Investor did not have such rights prior to the date of this Agreement): (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (ii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Company regarding (x) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA) or (y) the use development, acquisition, safekeeping or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company; or (iv) “control” of the Company (as defined in the DPA).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

COMPANY

ROBLOX CORPORATION a Delaware corporation

By:	/s/ David Baszucki
David Baszucki President and Chief Executive Officer

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR

ALTIMETER PARTNERS FUND, L.P.
By: Altimeter General Partner, LLC
Its: General Partner

By:	/s/ John J. Kiernan III
John J. Kiernan III, Authorized Person

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTORS

ALTOS VENTURES IV, L.P.

By: Altos Management Partners IV, LLC
its General Partner

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ALTOS VENTURES IV LIQUIDITY FUND, L.P.
By:	Altos Management Partners IV, LLC
Its: General Partner

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ALTOS VENTURES IV RESERVE FUND, L.P.
By: Altos Management Partners IV, LLC,
Its: General Partner

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ALTOS HYBRID 2, L.P.
By: Altos Hybrid 2 GP, LLC,
its General Partner

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTORS

ALTOS ROBLOX SPV 2020, LLC

By: Altos Roblox Management Partners, LLC,
its general partner

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ALTOS ROBLOX SPV 1, LLC
By: Altos Roblox Management Partners, LLC,
its general partner

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ALTOS ROBLOX SPV 2, LLC

By: Altos Roblox Management Partners, LLC,
Its: Manager

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTORS

ALTOS HYBRID 4 GS, LLC
By: Altos Hybrid 4 GP, LLC
Its: Manager

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ALTOS HYBRID 2 V, LLC
By: Altos Hybrid 2 GP, LLC
Its: Manager

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ALTOS HYBRID 2 P-FIO, LLC
By: Altos Hybrid 2 GP, LLC
Its: Manager

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTORS

ALTOS HYBRID 3 B, LLC
By: Altos Hybrid 3 GP, LLC
Its: Manager

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Member

ALTOS HYBRID UP, LLC
By: Altos Hybrid 4 GP, LLC
Its: Manager

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ALTOS HYBRID 3 W, LLC
By: Altos Hybrid 3 GP, LLC
Its: Manager

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ALTOS HYBRID 3 M, LLC
By: Altos Hybrid 3 GP, LLC
Its: Manager

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTORS

ALTOS HYBRID CC, LLC
By: Altos Hybrid 4 GP, LLC
Its: Manager

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Member

ALTOS HYBRID 4, L.P.
By: Altos Hybrid 4 GP, LLC
Its: Manager

By:	/s/ Anthony P. Lee
Name: Anthony P. Lee
Title: Managing Director

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR

ANDREESSEN HOROWITZ LSV FUND I, L.P., for itself and as nominee for

Andreessen Horowitz LSV Fund I-B, L.P. and
Andreessen Horowitz LSV Fund I-Q, L.P.

By: AH Equity Partners LSV I, L.L.C.
General Partner

By:	/s/ Scott Kupor
Name: Scott Kupor
Title: Chief Operating Officer

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR 2020 JAN BASZUCKI GIFT TRUST

/s/ Julia Coombs
Signature

Julia Coombs
Print name of signatory, if signing for an entity

Sr. Vice President for Bessemer Tr. Co. of DE, N.A.
Print title of signatory, if signing for an entity

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR 2020 DAVID BASZUCKI GIFT TRUST

/s/ Julia Coombs
Signature

Julia Coombs
Print name of signatory, if signing for an entity

Sr. Vice President for Bessemer Tr. Co. of DE, N.A.
Print title of signatory, if signing for an entity

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR

ROBOT DF HOLDINGS, LP
By: Dragoneer CF GP, LLC, its General Partner

By:	/s/ Pat Robertson
Name: Pat Robertson
Title: COO

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR

FARMCO

By:	/s/ Frank Tabar
Name: Frank Tabar
Title: Primary Officer

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR

THE FREEDOM REVOCABLE TRUST DATED FEBRUARY 28, 2017 AS AMENDED

(Name of Investor)

/s/ David Baszucki
(Signature)

David Baszucki, Trustee
(Name and title of signatory, if applicable)

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR

TCH SCARLET LIMITED, AN IRISH COMPANY

By:	/s/ Martin Lau
Name: Martin Lau
Title: Authorized Signatory

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR

TIGER GLOBAL INVESTMENTS, L.P.

By: Tiger Global Performance, LLC
Its: General Partner

By:	/s/ Steven D. Boyd
Name: Steven D. Boyd
Title: General Counsel

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR

TIGER GLOBAL INVESTMENT PARTNERS X, L.P.

By: Tiger Global PIP Performance X, L.P.
Its: General Partner

By: Tiger Global PIP Management X, Ltd.
Its: General Partner

By:	/s/ Steven D. Boyd
Name: Steven D. Boyd
Title: General Counsel

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

INVESTOR

WARNER MUSIC INC.

By:	/s/ Paul Robinson
Name: Paul Robinson
Title: EVP & General Counsel

ROBLOX CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

INVESTORS

SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Amended and Restated Investors’ Rights Agreement dated as of January 6, 2021 (the “Agreement”):

1.	Waiver of 10 days’ notice period in which to exercise right of first refusal: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 10-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )

ELECT TO PARTICIPATE in $             (please provide amount) in New Securities proposed to be issued by Roblox Corporation, a Delaware corporation, representing LESS than my pro rata portion of the aggregate of $[            ] in New Securities being offered in the financing.

( )

ELECT TO PARTICIPATE in $             in New Securities proposed to be issued by Roblox Corporation, a Delaware corporation, representing my FULL pro rata portion of the aggregate of $[            ] in New Securities being offered in the financing.

( )

ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $[            ] in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $             (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Significant Holders do not exercise their full rights of first refusal with respect to the $[            ] in New Securities being offered in the financing.

Date:

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. The company will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.